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                                 EXHIBIT 10.12
                                 -------------

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                  FIFTH AMENDED AND RESTATED REVOLVING LOAN,
                  ------------------------------------------
               TERM LOAN, EQUIPMENT LOAN AND SECURITY AGREEMENT
               ------------------------------------------------

     THIS LOAN AGREEMENT made this 28th day of February, 1995, by and between EDAC TECHNOLOGIES CORPORATION, a Wisconsin corporation with its chief executive office and principal place of business at 1790 New Britain Avenue, Farmington, Connecticut 06032 (hereinafter called the "BORROWER") and SHAWMUT BANK CONNECTICUT, N.A., a national banking association, with an office at 777 Main Street, Hartford, Connecticut 06115 (hereinafter called the "LENDER"). The Borrower and the Lender hereby agree as follows:

1.   DEFINITIONS. As used herein:

     1OBLIGATIONS - means all loans, advances, debts, liabilities,
      -----------
     obligations, covenants and duties owing by the Borrower to the Lender of every kind and description (whether or not evidenced by any note or other instrument and whether or not for the payment of money), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, whether or not such obligations are related to the transaction described in this Loan Agreement, by class, or kind, or whether or not contemplated by the parties at the time of the granting of this security interest including without limitation, the Borrower's Guaranty dated May 12, 1989 of the obligations of Robert P. Luzzi, Trustee of the EDAC Technologies Corporation Employee Stock Ownership Plan and Trust (the "ESOT") to the Lender under that certain $700,000.00 Limited Recourse Term Promissory Note dated May 12, 1989 from the ESOT to the Lender and, including without limitation, all interest, fees, charges, expenses and attorneys' fees chargeable to the Borrower or incurred by the Lender in connection with the Borrower's account whether provided for herein or in any Supplemental Agreement.

     2COLLATERAL - means Receivables, Inventory, Equipment, Patents,
      ----------
     Trademarks and Additional Collateral, as hereinafter defined.

     3RECEIVABLES - means (1) all of the Borrower's now owned and hereafter
      -----------
     acquired, present and future, accounts, contract rights, chattel paper, documents, and instruments, including without limitation all obligations to the Borrower for the payment of money, whether arising out of the Borrower's sale of goods or rendition of services or otherwise (all hereinafter called "ACCOUNTS, ETC."), and all proceeds of the foregoing and all proceeds of any insurance on the foregoing; (2) all of the Borrower's rights, remedies, security and liens,


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     in, to and in respect of the Accounts, Etc., present and future, including without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, Etc., deposits or other security for the obligation of any debtor or obligor in any way obligated on or in connection with any Accounts, Etc., and credit and other insurance, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing; and (3) all of the Borrower's right, title and interest, present and future, in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, Etc., including without limitation all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing any Accounts, Etc., and all returned, reclaimed or repossessed goods, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

     4ELIGIBLE RECEIVABLES - means the net amount of those Receivables which
      --------------------
     continually meet the following requirements:

     a. The account is due and payable not more than thirty (30) days from the date of the invoice evidencing the account and is not more than sixty (60) days past due;

     b. The account arose from the performance of services by the Borrower which have been fully and satisfactorily performed or from the absolute sale of goods by the Borrower in which the Borrower had the sole and complete ownership and the goods have been shipped or delivered to the account debtor evidencing which the Borrower or the Lender has the possession of shipping and delivery receipts;

     c. The account is not subject to any prior or subsequent assignment, claim, lien or security interest other than that of the Lender;

     d. To the best of the Borrower's knowledge, the account is not subject to setoff, counterclaim, defense, allowance or adjustment other than discounts for prompt payment shown on the invoice, or to dispute, objection or complaint by the account debtor concerning his liability on the account, and the goods, the sale of which gave rise to the account, have not been returned, rejected, lost or damaged;


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     e.        The account arose in the ordinary course of business;

     f. To the best of the Borrower's knowledge, no petition or other application for relief under the Bankruptcy Code or other insolvency law has been filed with respect to the customer or account debtor; and the customer or account debtor has not made an assignment for the benefit of creditors, become insolvent, or suspended or terminated business; and the account debtor is generally paying its debts as they become due; and

     g. The Lender has not notified the Borrower that, in the Lender's sole discretion, the account or account debtor is not acceptable to the Lender.

     5INVENTORY - means all inventory of whatsoever name, nature, kind or
      ---------
     description now owned and hereafter acquired, present and future, by the Borrower, wherever located, including without limitation all contract rights with respect thereto and documents representing the same, all goods held for sale or lease or to be furnished under contracts of service, finished goods, work in process, raw materials, materials used or consumed by the Borrower, parts, supplies, and all wrapping, packaging, advertising and shipping materials and any documents relating thereto, and all labels and other devices, names and marks affixed or to be affixed thereto for purposes of selling or of identifying the same or the seller or manufacturer thereof, and all right, title and interest of the Borrower therein and thereto, and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

     6ELIGIBLE INVENTORY - means that Inventory (valued at the lesser of cost
      ------------------
     to the Borrower or market value) which continually meets the following requirements:

     a. It is in first-class condition and is saleable through normal trade channels;

     b.        It is new and unused;

     c. It is owned by the Borrower and is not subject to any lien or security interest whatsoever other than that of the Lender; and

     d. It is not of any class, type or category which the Lender, acting in the Lender's sole discretion, shall have notified the Borrower, is not deemed to constitute


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          Inventory eligible for the purposes of this SECTION "1.6."

     Eligible Inventory may include raw materials, work-in-process and finished goods Inventory. Eligible Inventory may also include billable design time not yet billed to the customer under design contracts to be performed within ninety (90) days from the date of the contract.

     7EQUIPMENT - means all machinery, equipment, furniture, fixtures, tools,
      ---------
     parts, supplies and motor vehicles, now owned and hereafter acquired, present and future, by the Borrower of whatsoever name, nature, kind or description, wherever located, and all additions and accessions thereto and replacements or substitutions therefor, and all proceeds thereof and all proceeds of any insurance thereon.

     8PATENTS - means all of the Borrower's right, title and interest, present
      -------
     and future, in and to (a) all letters patent of the United States or any other country, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States and State thereof or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; and
     (b) all reissues, continuations, continuations-in-part or extensions thereof and all licenses thereof; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

     9TRADEMARKS - means all of the Borrower's right, title and interest,
      ----------
     present and future, in and to (1) all trademarks, trade names, trade styles, service marks, prints and labels on which said trademarks, trade names, trade styles and service marks have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all right, title and interest therein and thereto, and all registrations and recordings thereof, including without limitation applications, registrations and recordings in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof, or any other country or any political subdivision thereof, all whether now owned or hereafter acquired by the Borrower; (2) all reissues, extensions or renewals thereof and all licenses thereof; and
     (3) the goodwill of the business symbolized by each of the Trade marks, and all customer lists and other records of the Borrower relating to the distribution of


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     products bearing the Trademarks; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

     10ADDITIONAL COLLATERAL - means (1) all other general intangibles of
       ---------------------
     every kind and description of the Borrower, including without limitation Federal, State and local tax refund claims of all kinds, whether now existing or hereafter arising; (2) all of the Borrower's deposit accounts, whether now owned or hereafter created, wherever located; (3) all monies, securities, instruments, cash and other property of the Borrower and the proceeds thereof, now or hereafter held or received by, or in transit to, the Lender from or for the Borrower, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of the Borrower's deposits (general or special, balances, sums, proceeds and credits of the Borrower with the Lender at any time existing); and (4) all books, records, customer lists, ledger cards, computer programs, computer tapes, disks, printouts and records, and other property and general intangibles at any time evidencing or relating to any of the foregoing, whether now in existence or hereafter created; and all proceeds of the foregoing and all proceeds of any insurance on the foregoing.

     11LOAN AGREEMENT - means this Fifth Amended and Restated Revolving Loan,
       --------------
     Term Loan, Equipment Loan and Security Agreement, as the same may hereafter be supplemented, modified or amended.

     12SUPPLEMENTAL AGREEMENTS - means any and all agreements, instruments,
       -----------------------
     documents, security agreements, mortgages, financing statements, and supplements thereto granting or intending to grant to the Lender any lien, security interest, pledge, assignment or indemnification to secure the Obligations, or entered into between the Borrower and the Lender, at any time, for any purpose.

     13EFFECTIVE DATE - means the date of execution of this Loan Agreement.
       --------------

     14GUARANTOR - means any person, firm or corporation which has guaranteed
       ---------
     or endorsed or has agreed to act as surety for any of the Obligations.

     15ADDITIONAL DEFINITIONS. Unless otherwise specifically defined herein,
       ----------------------
     all terms used in this Loan Agreement and in all documents referred to herein and which have been defined in Articles 1, 2 or 9, Uniform Commercial Code, shall be interpreted and construed in light of the sections, the defini-


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     tions, the "official comment", and the definitional and substantive cross-
     references of the Uniform Commercial Code.


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2.  TERMS OF BORROWING.

     1REVOLVING LOAN. The Lender may loan to the Borrower, at its discretion,
      --------------
     and the Borrower may borrow from the Lender, from time to time (the "REVOLVING LOAN"), up to that amount (hereinafter referred to as the "BORROWING BASE") which is the lesser of:

     a.   The sum of:

          (1)  EIGHTY PERCENT (80%) of the Borrower's Eligible Receivables;

          (2) FIFTY-FIVE PERCENT (55%) of the Borrower's Eligible Inventory, but in any event not to exceed THREE MILLION FIVE HUNDRED THOUSAND DOLLARS ($3,500,000.00); AND

          (3) FIFTY PERCENT (50%) of the Borrower's Eligible Inventory in excess of the budgeted level of inventory of Borrower, as determined by the Lender in its reasonable discretion;

          which sum shall be reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower; OR

     b. SEVEN MILLION DOLLARS ($7,000,000.00), reduced by the aggregate amount committed under any letter or letters of credit issued by the Lender on behalf of the Borrower.

     Nothing herein shall be construed to require the Lender to lend up to the Borrowing Base, and nothing shall prohibit the Lender from lending in excess of the Borrowing Base, all loans to be at the discretion of the Lender.

     The Revolving Loan shall be evidenced by the Revolving Promissory Note annexed hereto and made a part hereof as EXHIBIT "B".

     2BORROWING BASE REPORTS, ETC. For purposes of computing the Borrowing
      ---------------------------
     Base, the Borrower shall furnish to the Lender information adequate to identify Receivables and Inventory at times and in form and substance as may be required by the Lender, together with such certificates as the Lender may require from the Borrower representing that no Event of Default has occurred and that the Borrower knows of no event


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     which, but for the passage of time or the giving of notice, would create an
     Event of Default. From time to time, the Borrower shall provide the Lender with schedules describing all Receivables created or acquired by the Borrower and shall execute and deliver written assignments of such Receivables to the Lender; provided, however, that the Borrower's failure to execute and deliver such schedules and/or assignments shall not affect or limit the Lender's security interest or other rights in and to any Collateral. Together with each schedule, the Borrower shall, upon request of the Lender, furnish copies of customers' invoices or the equivalent, and original shipping or delivery receipts for all merchandise sold, and the Borrower warrants the genuineness thereof. In addition to the foregoing, the Borrower shall deliver to the Lender (a) within ninety (90) days after the end of each of the Borrower's fiscal years, a register containing the name and address of each customer of the Borrower and (b) within thirty
     (30) days after the end of each month, an accounts receivable aging report, an accounts payable aging report, an accounts receivable reconciliation report, an accounts receivable reserve reconciliation report and an inventory and work-in-process report, all of which may be internally prepared. The Borrower further warrants that all Receivables are and will be bona fide existing obligations created by the sale and delivery of merchandise or the rendition of services to customers in the ordinary course of business, free of liens, encumbrances and security interests and unconditionally owed to the Borrower and, to the best of the Borrower's knowledge, without defense, offset or counterclaim.

     3REPAYMENT OF THE REVOLVING LOAN. The Revolving Loan shall be payable
      -------------------------------
     upon demand without requiring the Lender first to resort to any other right, remedy or security. In the event the Revolving Loan at any time exceeds the Borrowing Base, the Borrower will immediately, upon notification thereof from the Lender, repay to the Lender the amount by which the Revolving Loan exceeds the Borrowing Base. At the time of each advance under the Revolving Loan, the Borrower will, upon request of the Lender, execute a promissory note evidencing the Revolving Loan, such note to be in such form and to contain such provisions as the Lender shall deem desirable. If the Lender shall elect not to have the Borrower execute notes, each advance shall be recorded in an account on the Lender's books in which shall also be recorded accrued interest on advances, payments on such advances, and other appropriate debits and credits as herein provided, and such account shall constitute prima facie evidence of the information contained therein.



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     4INTEREST ON THE REVOLVING LOAN. Interest on the Revolving Loan will be
      ------------------------------
     payable monthly in arrears on the first business day of each month, commencing on the first business day of the month subsequent to the date of this Loan Agreement, and will be charged to the Borrower upon any and all balances due to the Lender at the applicable rate or rates stated in the Revolving Promissory Note attached hereto as EXHIBIT "B", such interest to be computed based upon a 360-day per year for the actual number of days elapsed. The Borrower further agrees to pay the Lender a late charge fee equal to five percent (5%) of any payment due to the Lender which is not received before the expiration of ten (10) days after the payment is due. It is further agreed that upon an Event of Default and at any time thereafter, the Borrower shall pay interest to the Lender at the applicable rate or rates set forth in the Revolving Promissory Note attached hereto as EXHIBIT "B", plus one (1) point until the Obligations are paid in full.
                  ----

     5COLLECTION OF RECEIVABLES. The Lender or its designee may notify
      -------------------------
     customers or account debtors at any time, whether or not an Event of Default has occurred, that Receivables have been assigned to the Lender or of the Lender's security interest therein and collect them directly and charge the collection costs and expenses to the Borrower's account; but, unless and until the Lender does so or gives the Borrower other instructions, the Borrower shall make collection of all Receivables for the Lender, receive all payments thereon as the Lender's trustee and immediately deliver them to the Lender in their original form. All such payments will be placed by the Lender into a cash collateral account and, until credited to the Borrower's account as hereinafter set forth, shall be held by the Lender as collateral for payment and/or performance of the Borrower's Obligations to the Lender. After allowing one (1) day for collection of checks and other instruments, the Lender will credit (conditional upon final collection) all such payments, or those made on account thereof, to the Borrower's account.

     6RETURNS, CREDITS, ETC. Any merchandise which is returned by a customer
      ---------------------
     or account debtor or otherwise recovered shall remain part of the Lender's security. The Borrower shall notify the Lender promptly of all returns and recoveries and, on request, deliver the merchandise to the Lender. The Borrower shall also notify the Lender promptly of any single claim in excess of $10,000.00 or of disputes and claims in excess of an aggregate of $10,000.00 and settle or adjust them at no expense to the Lender, but no discount, credit or allowance (other than in the ordinary course of the Borrower's


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     business) shall be granted to any customer or account debtor, and no returns of merchandise (other than in the ordinary course of the Borrower's business) shall be accepted by the Borrower without the Lender's consent. The Lender may at all times after an Event of Default, settle or adjust disputes and claims directly with customers or account debtors for amounts and upon terms which the Lender considers advisable, and in all cases the Lender will credit the Borrower's account with only the net amounts received by the Lender in payment of Receivables.

     7FURTHER ASSURANCE. Upon the Lender's request, the Borrower shall perform
      -----------------
     all other steps requested by the Lender to create and maintain in the Lender's favor a valid first priority security interest, assignment or lien in, of or on all Receivables and all other security held by or for the Lender.

     8POWER OF ATTORNEY. The Borrower appoints the Lender, or any person whom
      -----------------
     the Lender may designate, as its attorney, with power exercisable at any time after an Event of Default: to endorse the Borrower's name on any checks, notes, acceptances, money orders, drafts or other forms of payment or security that may come into the Lender's possession; to sign the Borrower's name on any invoice or bill of lading relating to any Receivables, on notices of assignment, financing statements, and other public records, on verifications of accounts and on notices to customers; to notify the post office authorities to change the address for delivery of the Borrower's mail to an address designated by the Lender; to send requests for verification of Receivables to customers or account debtors; and to do all things necessary to carry out this Loan Agreement. The Borrower ratifies and approves all acts of the attorney. Neither the Lender nor the attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law. This power, being coupled with an interest, is irrevocable so long as any Receivables assigned to the Lender or in which the Lender has a security interest remain unpaid or until the Obligations have been fully satisfied. The Lender may file one or more financing statement disclosing the Lender's security interest without the Borrower's signature appearing thereon.


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     9TERMINATION. The Revolving Loan shall terminate on January 31, 1996 and
      -----------
     may be renewed by the Lender, in its sole and absolute discretion, upon written notification by the Lender prior to January 31, 1996, which notification will contain the terms and conditions of any renewal. The Revolving Loan may also be terminated by the Lender at any time by giving the Borrower thirty (30) days' prior written notice. Termination shall be effected by the mailing of a registered or certified letter of notice addressed by either party to the other at the address set forth herein, and the termination shall be effective as of the date so fixed in such notice. Upon the effective date of termination, all Obligations of Borrower under the Revolving Loan shall become immediately due and payable without notice or demand. Notwithstanding termination of the Revolving Loan, the Borrower shall continue to assign Receivables to the Lender and turn over all collections to the Lender; and, except for those specific covenants and conditions dealing with the making of advances, all terms and conditions of all agreements between the Borrower and the Lender shall remain in full force and effect.

     10ADDITIONAL PAYMENTS. If the Lender shall deem applicable to this Loan
       -------------------
     Agreement (including the borrowed and the unused portion thereof) any requirement of any law of the United States of America, any regulation, order, interpretation, ruling, official directive or guideline (whether or not having the force of law) of the Board of Governors of the Federal Reserve System, the Comptroller of the Currency, the Federal Deposit Insurance Corporation or any other board or governmental or administrative agency of the United States of America which shall impose, increase, modify or make applicable thereto or cause to be included in, any reserve, special deposit, calculation used in the computation of regulatory capital standards, assessment or other requirement which imposes on the Lender any cost that is attributable to the maintenance thereof, then, and in each such event, the Borrower shall promptly pay the Lender, upon its demand, such amount as will compensate the Lender for any such cost, which determination may be based upon the Lender's reasonable allocation of the aggregate of such costs resulting from such events. In the event any such cost is a continuing cost, a fee payable to the Lender may be imposed upon the Borrower periodically for so long as any such cost is deemed applicable to the Lender, in an amount determined by the Lender to be necessary to compensate the Lender for any such cost. The determination by the Lender of the existence and amount of any such cost shall, in the absence of manifest error, be conclusive.


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2.11 EQUIPMENT LINE OF CREDIT. The Lender has extended, as of March 21, 1994, an
     ------------------------
     Equipment Line of Credit ("LINE OF CREDIT") in the principal amount of up to FIVE HUNDRED THOUSAND DOLLARS ($500,000.00), which Line of Credit has converted to a five (5) year term loan as of January 31, 1995 ("EQUIPMENT TERM LOAN"). The Equipment Term Loan is evidenced by the Equipment Promissory Note annexed hereto as EXHIBIT "C". The Equipment Term Loan shall be subject to the terms and conditions of this Loan Agreement.

2.12 EQUIPMENT LINE OF CREDIT II.
     ---------------------------

     a. The Lender may, from time to time from the Effective Date until January 31, 1996, upon request by the Borrower, make equipment loan advances (the "EQUIPMENT LINE OF CREDIT II ADVANCES") to the Borrower up to a maximum principal amount outstanding at any one time not to exceed FIVE HUNDRED THOUSAND DOLLARS
          ($500,000.00) (the "EQUIPMENT LINE OF CREDIT II"), as evidenced by, and subject to the terms and conditions of, the Equipment Promissory Note annexed hereto as EXHIBIT "C-I" (the "EQUIPMENT NOTE II"), upon satisfaction of the following conditions:

          (1)  Execution and delivery of this Loan Agreement, the Equipment
               Note II and any Supplemental Agreements;

          (2) Satisfaction of all the terms and conditions contained herein and in the Equipment Note II which are necessary for such Equipment Line of Credit II Advances; and

          (3)  There being no Event of Default under this Loan Agreement.

          The Equipment Line of Credit II Advances will be made at the absolute discretion of the Lender. No Equipment Line of Credit II Advances shall be made after January 31, 1996.

     b. Each Equipment Line of Credit II Advance shall be recorded in an account on the Lender's books in which shall also be recorded accrued interest on Equipment Line of Credit II Advances, payments on Equipment Line of Credit II Advances, and other appro-priate debits and credits in connection with this Loan Agreement, and such account shall constitute prima facie evidence of the information contained therein.

     c. The proceeds of the Equipment Line of Credit II Advances shall be used by the Borrower for the acquisition of new equipment and shall be subject to the following conditions:

          (1) Equipment Line of Credit II Advances may be made no more frequently than one (1) time per month subject to at least three
               (3) business days prior request by the Borrower;

          (2) The Equipment Line of Credit II Advance shall not exceed SEVENTY-FIVE PERCENT (75%) of the invoice price of the new equipment, net of discounts, taxes, delivery charges and installation costs; and

          (3) Each request for an Equipment Line of Credit II Advance must be accompanied by:

               (a) A copy of the invoice for the equipment being acquired;

               (b) A certificate from the Borrower repre-senting that no Event of Default has occurred and that the Borrower knows of no event which, but for the passage of time or the giving of notice, would create an Event of Default; and

               (c) Any other documents and agreements, in form and substance satisfactory to the Lender, that the Lender may reasonably request regarding the equipment to be purchased and its intended use.

2.13 $4,000,000.00 TERM LOAN. The Lender made on March 22, 1993 a term loan to
     -----------------------
     the Borrower in the original principal amount of FOUR MILLION DOLLARS ($4,000,000.00), which term loan shall be subject to the terms and conditions of this Loan Agreement.

3. COLLATERAL.

     1SECURITY INTEREST. As security for payment and performance of the
      -----------------
     Obligations, the Borrower hereby assigns and grants to the Lender a continuing security interest in the Collateral. The Lender shall retain its security interest in all Collateral, eligible and ineligible, until all Obligations have been fully satisfied.

     2POSSESSION OF COLLATERAL. Upon an Event of Default and at any time
      ------------------------
     thereafter, the Lender will have the right: (1) to take physical possession of the Collateral and to maintain such possession on the Borrower's premises; and/or (2) to remove the Collateral or any part thereof to such other places as the Lender may desire; and/or (3) without removal, to render the Equipment unusable and to dispose of the Collateral on the Borrower's premises. Upon an Event of Default and at any time thereafter, the Borrower shall, upon the Lender's demand, assemble the Collateral and make it available to the Lender at a place reasonably convenient to the Lender.

     3LOCATION OF COLLATERAL. The Collateral is and will be owned by the
      ----------------------
     Borrower, free of all other liens and encumbrances (except as set forth in EXHIBIT "A" annexed hereto), and shall be kept by the Borrower at those locations listed in EXHIBIT "A" annexed hereto and the Borrower will not (without the Lender's prior written approval) remove the Collateral therefrom, except for the purposes of sale in the regular course of business.

     4LIMITATION ON DISPOSITION OF COLLATERAL. The Borrower will not sell,
      ---------------------------------------
     exchange or otherwise dispose of the Collateral, other than finished goods Inventory in the ordinary course of business, or any part thereof, or any interest therein without the express written authorization of the Lender; in the event of the sale, exchange or other disposition of the Collateral or any part thereof or any interest therein (and no such sale, exchange or other disposition is hereby otherwise authorized or consented to), the security interest of the Lender shall nevertheless continue in said Collateral (including all proceeds, cash and non-cash) notwithstanding said sale, exchange or other disposition; all of said proceeds shall remain Collateral hereunder and shall be transferred and paid over to the Lender immediately following said sale, exchange or other disposition, and shall be applied at the option of the Lender to the payment of the Obligations; and the receipt by the Lender of all or any of said proceeds shall not be deemed or construed to be an authorization or consent of the Lender to such sale, exchange or other disposition of said Collateral.

     5FURTHER ASSURANCES RE INVENTORY. The Borrower shall perform any and all
      -------------------------------
     steps requested by the Lender to perfect the Lender's security interest in the Inventory, such as leasing warehouses to the Lender or the Lender's designee, placing and maintaining signs, appointing custodians, executing and filing financing or continuation statements in form and substance satisfactory to the Lender, maintaining stock records and transferring Inventory to warehouses. If any Inventory is in the possession or control of any of the Borrower's agents or processors, the Borrower shall notify such agents or processors of the Lender's security interest therein, and, upon request, instruct them to hold all such Inventory for the Lender's account and subject to the Lender's instructions. A physical listing of all Inventory, wherever located, shall be taken by the Borrower at least annually and whenever requested by the Lender, and a copy of each such physical listing shall be supplied to the Lender. The Lender may examine and inspect the Inventory at any time.

     6COMPLIANCE. The Borrower will comply with the terms and conditions of
      ----------
     any leases covering the premises wherein the Collateral is located and any orders, ordinances, laws or statutes of any city, state or other governmental department having jurisdiction with respect to such premises or the conduct of business thereon. The Borrower shall indemnify the Lender and hold the Lender harmless from and against all loss, liability, damage and expense, including attorney's fees, suffered or incurred by the Lender,
     (i) under or on account of CHAPTER 446K of the Connecticut General Statutes (Revision of 1958), as amended (the "ACT") or related regulations, or any similar applicable federal laws or regulations, including the assertion of any liens thereunder; (ii) with respect to any discharge, spillage, uncontrolled loss, seepage or filtration of oil or petroleum or chemical, liquids or solid, liquid or gaseous products or hazardous waste which, if contained or removed or mitigated by the State of Connecticut, would give rights to a lien under Connecticut General Statutes SECTION 22A-452A, as amended (a "SPILL") affecting any real or personal property owned or leased by the Borrower, including any loss of value of any such property as a result of such Spill; and (iii) with respect to any other matter affecting the real or personal property owned or leased by the Borrower and governed by the provisions of the Act or related regulations or any similar applicable federal laws or regulations.

     7DISCHARGE OF LIENS. The Lender may, at its option, discharge any taxes,
      ------------------
     liens, security interests or other encumbrances at any time levied or placed on the Collateral, and the Lender may pay insurance premiums or procure insurance and otherwise pay for the maintenance and preservation of the Collateral and the Borrower will reimburse the Lender on demand for any payment made or expense incurred by the Lender pursuant to the foregoing authority, with interest at the highest rate provided in this Loan Agreement.

     8CORPORATE EXISTENCE, PROPERTIES, INSURANCE. The Borrower will at all
      ------------------------------------------
     times maintain, preserve and protect all franchises, patents, and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep the same in good condition and repair (normal wear and tear and obsolescence excepted), and from time to time make, or cause to be made, all needful and proper repairs, renewals, replacements, betterments and improvements thereto, and will pay or cause to be paid, except when the same may be contested in good faith, all rent due on premises where any property is held or may be held, so that the business carried on in connection therewith may be continuously conducted. The Borrower will have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft and such risks as the Lender may require containing such terms, in such form, and for such periods, and written by such companies as may be satisfactory to the Lender, such insurance to be payable to the Lender and the Borrower as their interests may appear; each policy of liability insurance shall name the Lender as an additional insured; each policy of property casualty and business interruption insurance shall have a loss payee endorsement providing:

     a. That loss or damage, if any under the policy, shall be payable to the Lender, as mortgagee and/or secured party, as its interests may appear;

     b. That the insurance as to the interest of the Lender shall not be invalidated by any act or neglect of the insured or owner of the property described in said policy, nor by any foreclosure, or other proceeding, nor by any change in the title of ownership of said property, nor by the occupation of the premises where the property is located for purposes more hazardous than are permitted by said policy;

     c. That, if the policy is canceled at any time by the insurance carrier, in such case the policy shall continue in force for the benefit of the Lender for not less than thirty (30) days after written notice of cancellation to the Lender from the insurance carrier; and

     d. That the policy will not be reduced or canceled at the request of the insured nor will said loss payee endorsement be amended or deleted without thirty (30) days' prior written notice to the Lender from the insurance carrier.

     The Borrower will furnish the Lender with certificates or other evidence satisfactory to the Lender of compliance with the foregoing insurance provisions, and upon the occurrence of an Event of Default under this Loan Agreement, the Lender may act as attorney for the Borrower in obtaining, adjusting, settling, and canceling such insurance and receiving and endorsing any drafts. The Borrower hereby assigns to the Lender any and all monies which may become due and payable under any policies of property casualty insurance insuring the Collateral and business interruption insurance, including return of unearned premiums, and hereby directs any insurance company issuing any such policy to make payment directly to the Lender and authorizes the Lender, at its option: (i) to apply such monies in payment on account of any of the Obligations, whether or not due, and remit any surplus to the Borrower; or (ii) to return said funds to the Borrower for the purpose of replacement of the Collateral. The Borrower will also at all times maintain necessary workmen's compensation insurance and such other insurance as may be required by law or as may be reasonably required by the Lender.

          4.MISCELLANEOUS WARRANTIES, REPRESENTATIONS AND COVENANTS.

     1AFFIRMATIVE COVENANTS. The Borrower warrants and represents to and
      ---------------------
     covenants with the Lender that:

     a. The Borrower is and shall at all times hereafter be a corporation duly organized and existing in good standing under the laws of the state of its incorporation and qualified and licensed to do business in any other state in which it is required to be so qualified and/or licensed;

     b. The Borrower has the right and power and is duly authorized to enter into this Loan Agreement and the Supplemental Agreements;

     c. The execution by the Borrower of this Loan Agreement and the Supplemental Agreements shall not constitute a breach of any provision contained in the Borrower's Certificate of Incorporation or By-Laws or contained in any agreement to which the Borrower is now or hereafter a party;

     d. The performance by the Borrower of all of the terms and provisions contained in this Loan Agreement and in the Supplemental Agreements shall not constitute an event of default under any agreement to which the Borrower is now or hereafter a party;

     e. Except as set forth in EXHIBIT "A", the Borrower has good and indefeasible title to the Collateral;

     f. All financial statements and information relating to the Borrower which have been or may hereafter be delivered by the Borrower to the Lender are true and correct and have been prepared in accordance with generally accepted accounting principles, and there has been no material adverse change in the financial condition of the Borrower since the submission of any such financial information to the Lender;

     g. There are no actions or proceedings which are pending or threatened against the Borrower which might result in any material adverse change in the Borrower's financial condition or which might in any way affect any of the assets of the Borrower;

     h. The Borrower has duly filed all federal, state and other governmental tax returns which it is required by law to file, and that all taxes and other sums which may be due to the United States, any state or other governmental authority have been fully paid and that the Borrower now has and shall hereafter maintain reserves adequate in amount to fully pay all such tax liabilities which may hereafter accrue;

     i. The Borrower at all times hereafter shall: maintain a standard and modern system of accounting in accordance with generally accepted accounting principles and ledger and account cards which contain such information as may be requested by the Lender; permit the Lender or any of its employees, officers or agents, upon demand during the Borrower's usual business hours, to have access to and to examine all of the Borrower's books and records, and in connection therewith, permit the Lender or any such employees, officers or agents to copy and make abstracts therefrom; deliver to the Lender (1) within ninety
          (90) days after the end of each of the Borrower's fiscal years, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering the Borrower's operations for such fiscal year audited and certified by an independent certified public accountant satisfactory to the Lender; (2) within forty-five (45) days after the end of each of the Borrower's fiscal quarters, a reasonably detailed balance sheet and a reasonably detailed profit and loss statement covering the Borrower's operations for such fiscal quarter, which financial information may be internally prepared; (3) within thirty
          (30) days after the end of each month, a balance sheet and a profit and loss statement covering the Borrower's operations for that month, which may be internally prepared; (4) within thirty (30) days after the end of each month, a backlog report including bookings and shipments for that month; and within twenty (20) days after demand by the Lender, deliver to the Lender copies of any interim financial report or statement prepared by or for the Borrower, any other report requested by the Lender relating to the Collateral and the financial condition of the Borrower. Each financial report shall be accompanied by a certificate signed by an authorized officer of the Borrower to the effect that all reports, statements or documents delivered or caused to be delivered to the Lender under this subparagraph are complete, correct and thoroughly present the financial condition of the Borrower and that there exists on the date of delivery of said certificate to the Lender no condition or event which constitutes an Event of Default and that no events have occurred which, after notice by the Lender or lapse of time or both, would constitute an Event of Default. Said certificate shall contain the calculation of all financial covenants contained in this Loan Agreement;

     j. The Borrower shall promptly supply the Lender with such other information concerning its affairs as the Lender may reasonably request from time to time hereafter, and shall promptly notify the Lender of any material adverse change in the Borrower's financial or operating condition and of any condition or event which constitutes an Event of Default;

     k. The Lender may at all times have access to, inspect, audit and make extracts from all of the Borrower's records, files and books of account; and the Borrower shall furnish the Lender, at reasonable intervals, with statements showing the Borrower's financial condition and the results of the Borrower's operations; and

     l.        The Borrower is now and shall be at all times hereafter solvent.

     2NEGATIVE COVENANTS. The Borrower warrants and represents to and
      ------------------
     covenants with the Lender that the Borrower shall not:

     a. Grant a security interest or a mortgage in or permit a lien, claim or encumbrance upon any of its assets to any person, association, firm, corporation (except to the Lender and as set forth on EXHIBIT "A"), entity or governmental agency or instrumentality;

     b. Permit any levy, attachment or restraint to be made affecting any of its assets;

     c. Permit any receiver, trustee or assignee for the benefit of creditors to be appointed to take possession of any or all of its assets;

     d. Sell, lease or otherwise dispose of or transfer any of its assets, other than in the ordinary course of its business;

     e.        Merge or consolidate with any other corporation;

     f.        Acquire any other corporation;

     g. Enter into any transaction not in the usual course of its business;

     h. Make any investment in the securities of any person, association, firm, entity or corporation other than the securities of the United States of America;

     i. Guarantee or otherwise become in any way liable with respect to the obligations of any person, association, firm entity or corporation except by endorsement of instruments or items of payment for deposit to the general account of the Borrower or which are transmitted or turned over to the Lender on account of the Borrower's Obligations;

     j.        Pay or declare any dividends upon the Borrower's capital stock;

     k. Redeem, retire, purchase or otherwise acquire directly or indirectly any of the Borrower's capital stock;

     l.        Make any distribution of the Borrower's property or assets;

     m. Make any change in the Borrower's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the ability of the Borrower to repay the Borrower's Obligations;

     n. Incur any debts outside of the ordinary course of the Borrower's business except renewals or extensions of existing debts and interest thereon; or

     o. Make any loan, advance, contribution or payment of money or goods to any subsidiary, affiliated or parent corporation or to any officer, director or stockholder thereof (except compensation for personal services rendered.)

     p. Change its corporate name or conduct its business under any trade name or style other than as disclosed in EXHIBIT "A" or change its chief executive office, place of business or the present location of the business assets or records relating thereto from those addresses disclosed in EXHIBIT "A".

     3FURTHER COVENANTS. See EXHIBIT "A" annexed hereto and made a part
      -----------------
     hereof.

     4WAIVER OF RIGHT TO PREJUDGMENT REMEDY NOTICE AND HEARING. The Borrower
      --------------------------------------------------------
     acknowledges its understanding that the Lender may have rights against the Borrower, now or in the future, in its capacity as secured party, creditor, or in any other capacities. Such rights may include the right to deprive the Borrower of or affect the use of or possession or enjoyment of the Borrower's property; and in the event the Lender deems it necessary to exercise any of such rights prior to the rendition of a final judgment against the Borrower, or otherwise, the Borrower may be entitled to notice and/or hearing under the Constitution of the United States and/or State of Connecticut, Connecticut statutes (to determine whether or not the Lender has a probable cause to sustain the validity of the Lender's claim), or the right to notice and/or hearing under other applicable state or federal laws pertaining to prejudgment remedies, prior to the exercise by the Lender of any such rights. The Borrower expressly waives any such right to prejudgment remedy notice or hearing to which the Borrower may be entitled; provided, however, that this waiver shall not include a waiver of such rights as the Borrower shall have to prior notice of the proposed disposition of Collateral by the Lender. Specifically and without limiting the generality of the foregoing, the Borrower recognizes that the Lender has and shall continue to have an absolute right to effect collection of any of the Receivables or Collateral with respect to which the Lender holds a security interest without the necessity of according to the Borrower any prior notice or hearing. This shall be a continuing waiver and remain in full force and effect so long as the Borrower is obligated to the Lender.

     5WAIVER OF RIGHT TO TRIAL BY JURY AND CONSENT TO JURISDICTION.
      ------------------------------------------------------------
     The Borrower hereby waives the right to trial by jury in any action or proceeding of any kind or nature in any court in which an action may be commenced arising out of this Loan Agreement, the Supplemental Agreements or any assignment thereof or by reason of any other cause or dispute between the Borrower and the Lender.

     The Borrower hereby further agrees that the following courts:

     State Court -     Any state or local court of the State of Connecticut.

     Federal Court -    United States District Court for the District of
                        Connecticut.

     or at the option of the Lender, any court in which the Lender shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy, shall have exclusive jurisdiction to hear and determine any claims or disputes between the Borrower and the Lender pertaining directly or indirectly to this Loan Agreement or to any matter arising in connection with this Loan Agreement. The Borrower expressly submits and consents in advance to such jurisdiction in any action or proceeding commenced in such courts, hereby waiving personal service of the summons and complaint, or other process or papers issued therein, and agreeing that service of such summons and complaint, or other process or papers, may be made by registered or certified mail addressed to the Borrower at the address set forth herein. Should the Borrower fail to appear or answer any summons, complaint, process or papers so served within thirty (30) days after the mailing thereof, it shall be deemed in default and an order and/or judgment may be entered against it as demanded or prayed for in such summons, complaint, process or papers. The exclusive choice of forum set forth herein shall not be deemed to preclude the enforcement of any judgement obtained in such forum or the taking of any action under this Loan Agreement to enforce the same in any appropriate jurisdiction.

     6SETOFF. All sums at any time standing to the Borrower's credit on the
      ------
     Lender's books and all of the Borrower's property at any time in the Lender's possession, or upon or in which the Lender has a lien or security interest shall be security for all Obligations. In addition to and not in limitation of the above, with respect to any deposits or property of the Borrower in the Lender's bank, or in the Lender's possession or control, now or in the future, the Lender shall have the right to setoff all or any portion thereof, at any time, against any Obligations hereunder, even though unmatured, without prior notice or demand to the Borrower.

     7TAXES. Upon request of the Lender, the Borrower will furnish the Lender
      -----
     with proof satisfactory to the Lender of the payment or deposit of F.I.C.A. and withholding taxes required of the Borrower by applicable law. Such proof shall be furnished within five (5) days after the due date established by law for each such payment or deposit. Should the Borrower fail to make any such payment or deposit or furnish such proof, the Lender may, in the Lender's sole and absolute discretion, and without notice to the Borrower: (a) make payment of the same or any part thereof; or (b) set up such reserves in the Borrower's account as the Lender may deem necessary to satisfy the liability therefor. Each amount so deposited or paid by the Lender shall constitute an advance and shall be secured by all Collateral held by the Lender. Nothing herein contained shall obligate the Lender to make such deposit or payment or set up such reserve, nor shall the making of one or more such deposits or payments or the setting up of any such reserve constitute: (i) an agreement on the Lender's part to take any further or similar action; or (ii) a waiver of any default by the Borrower under the terms hereof or of any other agreements between the Borrower and the Lender. Upon the expiration or termination of this Loan Agreement or transactions hereunder, the Lender shall retain its security interest in all Collateral held by the Lender until the Borrower shall have paid or discharged all such F.I.C.A. and tax obligations accrued to the date of such expiration or termination, or shall have supplied the Lender with evidence satisfactory to the Lender that due provisions have been made therefor. In addition, the Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of any document evidencing the Obligations or any document to be delivered in connection with the Obligations, and agrees to save the Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

5. DEFAULT.

     1EVENTS OF DEFAULT. The occurrence of any one or more of the following
      -----------------
     events or conditions shall constitute an "EVENT OF DEFAULT" under this Loan
     Agreement:

     a. Failure to make any payment of principal or interest or any other sums when due on any of the Obligations.

     b. Any warranty or representation or other statement made or furnished to the Lender by or on behalf of the Borrower herein or in any document or instrument furnished in connection herewith proves to have been false or misleading in any material respect when made or furnished.

     c. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to SECTION "4.2" hereof.

     d. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower to be observed or performed pursuant to this Loan Agreement (other than those to be observed or performed pursuant to SECTION "4.2" hereof and other than those specifically listed in this SECTION 5.1), and the failure to cure (if curable) any such breach or failure within ten
          (10) days after receipt of written notice thereof from the Lender to the Borrower.

     e. Breach of or failure in the due observance or performance of any covenant, condition or agreement on the part of the Borrower or any Guarantor to be observed or performed pursuant to any Supplemental Agreement.

     f.   The occurrence of any material adverse change in the financial and/or operating condition of the Borrower or Guarantor.

     g. Dissolution, termination of existence, insolvency, business failure, appointment of a receiver, trustee, custodian or similar fiduciary, assignment for the benefit of creditors or the commencement of any proceedings under any bankruptcy and insolvency laws by or against the Borrower or any Guarantor, or the making by the Borrower or any Guarantor of any offer of settlement, extension or composition to their respective unsecured creditors generally.

     h. The issuance, filing or levy against the Borrower or any Guarantor of an attachment, injunction, execution, tax lien or judgment for the payment of money.


     i. Default in the payment of any sum due under any indebtedness for borrowed money owed by the Borrower or any Guarantor to the Lender or any other default under such indebtedness which results in such indebtedness being due prior to its stated maturity.

     j. The loss, revocation or failure to renew any license and/or permit now held or hereafter acquired by the Borrower which is necessary for the continued operation of the Borrower's business.

     k. The occurrence of an Event of Default under a certain $700,000.00 Limited Recourse Term Promissory Note from Robert P. Luzzi, Trustee of the EDAC Technologies Corporation Employee Stock Ownership Plan and Trust to the Lender dated May 12, 1989, as the same may be amended, modified and/or supplemented from time to time.

     l. The occurrence of a default under that certain Security Agreement dated July 30, 1992 between Gros-Ite Industries, Inc. and the Lender.

     m. The occurrence of a default under that certain Security Agreement dated July 30, 1992 between Natural Cool, Ltd. and the Lender.

     n. In the event the Lender, in good faith, believes that the prospect of payment or performance by the Borrower is impaired.

     Nothing in this Loan Agreement shall be construed to modify or limit the unconditional right of the Lender in its sole discretion to demand full or partial payment of the principal of, and interest on, any demand Obligation. The right to make demand on any such Obligation shall exist whether or not the Borrower is in compliance with the covenants or conditions contained in this Loan Agreement or in any other agreements between the Borrower and the Lender.

     2RIGHTS OF THE LENDER. In the event demand for payment is made of any
      --------------------
     demand Obligation or upon an Event of Default and at any time thereafter, all the Obligations shall, at the Lender's option, immediately become due and payable without presentment, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by the Borrower; and the Lender shall have, in addition to all other rights provided herein and in any Supplemental Agreement, the rights and remedies of a secured party under the Uniform Commercial Code; and, further, the Lender may sell and deliver any or all Receivables and any or all other security and Collateral held by the Lender or for the Lender at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, at the Lender's sole discretion. In addition to all other sums due the Lender, the Borrower will pay to the Lender all costs and expenses incurred by the Lender, including an allowance for attorneys' fees, to obtain or enforce payment of Receivables or Obligations, or in the prosecution or defense of any action or proceeding either against the Lender or against the Borrower concerning any matter arising out of or connected with this Loan Agreement and all Supplemental Agreements. Any requirement of reasonable notice shall be met if such notice is mailed postage prepaid to the Borrower at the Borrower's address as set forth herein at least five (5) days before the time of sale or other disposition. The Lender may be the purchaser at any such sale, if it is public, and, in the event the Lender is the purchaser, the Lender shall have all the rights of a good faith, bona fide purchaser for value from a secured party after default. The proceeds of sale shall be applied first to all costs and expenses of sale, including attorneys' fees, and second to the payment (in whatever order the Lender elects) of all Obligations, and any remaining proceeds shall be applied in accordance with the provisions of Part 5 of
     Article 9 of the Uniform Commercial Code. The Borrower shall remain liable to the Lender for any deficiency. Failure by the Lender to exercise any right, remedy or option under this Loan Agreement or any present or future Supplemental Agreement or in any other agreement between the Borrower and the Lender, or delay by the Lender in exercising the same will not operate as a waiver; no waiver by the Lender will be effective unless it is in writing and then only to the extent specifically stated. The Lender's rights and remedies under this Loan Agreement will be cumulative and not exclusive of any other right or remedy which the Lender may have.

6.  MISCELLANEOUS.

     1COUNSEL FEES AND EXPENSES. The Borrower agrees to pay all reasonable
      -------------------------
     counsel fees and expenses, including recording and filing fees, incurred by the Lender in connection with the financing being concluded this day as well as any reasonable counsel fees and expenses of any kind and character hereafter incurred by the Lender, whether in connection with efforts to collect the Obligations, or in the enforcement or defense of any of the provisions of this Loan Agreement; or negotiations regarding and consultation concerning this Loan Agreement or any Supplemental Agreement, or preparation therefor, or the financing extended thereunder; or the defense of any proceedings involving any claims made or threatened against or arising out of this Loan Agreement or any Supplemental Agreement, or the financing extended thereunder, or which the Lender may hereafter incur in protecting, enforcing, increasing or releasing any security held by the Lender or any Obligation or any provision of this Loan Agreement or any Supplemental Agreement, or the financing extended thereunder, or otherwise. The Borrower's obligation to pay such reasonable counsel fees and expenses of the Lender shall exist whether or not proceedings are instituted or legal appearances made in any court of competent jurisdiction on behalf of the Lender. The Borrower specifically authorizes the Lender to pay all such fees and expenses and charge the same to the Borrower's loan account.

     2LENDER ADVANCES. The Lender may, in its sole and absolute discretion and
      ---------------
     without notice or demand, pay any amount which the Borrower has failed to pay or perform any act which the Borrower has failed to perform under this Loan Agreement (including, without limitation, (1) the payment of taxes and assessments required under SECTION 4.7 hereof; (2) the cost of discharging any liens or encumbrances under SECTION 3.7 hereof; and (3) the payment of insurance premiums and/or the furnishing of insurance required under
     SECTION 3.7 hereof). In such event the costs, disbursements, expenses and reasonable counsel fees thereof, together with interest thereon from the date the expense is paid or incurred, at the highest interest rate allowed under this Loan Agreement shall be (i) added to the Obligation, (ii) payable on demand to the Lender and (iii) secured by the Collateral. Nothing herein contained shall obligate the Lender to make such payments nor shall the making of one or more such payments constitute; (i) an agreement on the Lender's part to take any further or similar action; or
     (ii) a waiver of any Event of Default under this Loan Agreement.

     3FURTHER ASSURANCE. The Borrower agrees that any time, or from time to
      -----------------
     time, upon the written request of the Lender, the Borrower will execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to fully effect the purposes of this Loan Agreement and the Supplemental Agreements.

     4NOTICES. Any written notice required or permitted by this Loan Agreement
      -------
     shall be delivered by depositing it (registered or certified mail, return receipt requested) in the U.S. mail, postage prepaid, or by telegraph, charges prepaid, addressed to the Borrower or to the Lender at the address set forth on page "1" hereof. The date of receipt of any notice shall be deemed to be, and shall be effective from, the earlier of (1) the date of the actual receipt of such notice, or (2) three (3) days after same is deposited in the United States mail as provided above, whether or not the same is actually received by such party. Any party hereto shall have the right to change the place to which any such notice shall be sent by similar notice sent in like manner to all parties hereto.

     5CONSTRUCTION. This Loan Agreement and the Supplemental Agreements may
      ------------
     not be amended orally.

     6SUCCESSORS. All rights of the Lender hereunder shall inure to the
      ----------
     benefit of its successors and assigns, and all obligations of the Borrower shall bind the successors and assigns of the Borrower.

     7DURATION OF LIEN. All the collateral described in this Loan Agreement
      ----------------
     shall remain collateral as security for the performance of all the Obligations of the Borrower under this Loan Agreement until all monies required to be paid under this Loan Agreement have been paid in full and all Obligations on the part of the Borrower to be paid, kept and performed under this Loan Agreement have been paid, kept and performed.

     8PAYMENTS. The acceptance of any check, draft or money order tendered in
      --------
     full or partial payment of any Obligation hereunder is conditioned upon and subject to the receipt of final payment in cash.

     9EXHIBITS. All exhibits referred to herein and annexed hereto are hereby
      --------
     incorporated into this Loan Agreement and made a part hereof.

     10OTHER TERMS AND CONDITIONS. See EXHIBIT "A" annexed hereto and made a
       --------------------------
     part hereof.

     11GOVERNING LAW. This Loan Agreement and the rights and obligations of
       -------------
     the parties hereunder and under the Supplemental Agreements shall be construed in accordance with and be governed by the laws of the State of Connecticut, including its conflict of laws principles.

     12SEVERABILITY. If any provision of this Loan Agreement or application
       ------------
     thereof to any person or circumstance shall to any extent be invalid, the remainder of this Loan Agreement or the application of such provision to persons, entities, or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Loan Agreement shall be valid and enforceable to the fullest extent permitted by law.

     13PRIOR AGREEMENTS. This Loan Agreement is an amendment to and a complete
       ----------------
     restatement of that certain Revolving Loan and Security Agreement dated October 3, 1985, between the Borrower and the Lender, as the same has been amended from time to time. The Lender specifically reserves all rights to such priority of liens and security interests as it may have under any other security agreements or financing statements filed in connection therewith. In the event of any conflict between the terms of this Loan Agreement and any other agreements, this Loan Agreement shall govern.


     IN WITNESS WHEREOF, the parties have caused this Loan Agreement to be duly executed and delivered by the proper and duly authorized officers as of the date and year first above written.

WITNESS:                                        BORROWER:

_________________________________________ EDAC TECHNOLOGIES CORPORATION


_________________________________________ By:____________________________
                                                   Glenn L. Purple
                                                   Its Vice President
                                                   Duly Authorized

                                                LENDER:


_________________________________________  SHAWMUT BANK CONNECTICUT, N.A.


_________________________________________ By:____________________________
                                                   John D. Behan
                                                   Its Vice President
                                                   Duly Authorized

STATE OF CONNECTICUT)
                     ) ss.:   Hartford
COUNTY OF HARTFORD  )

     The foregoing instrument was acknowledged before me this 28th day of February, 1995, by Glenn L. Purple, the Vice President of EDAC Technologies Corporation, a Wisconsin corporation, on behalf of the corporation.

     _____________________________________
                              David H. Flynn
                              Commissioner of Superior Court



STATE OF CONNECTICUT)
                     ) ss.:   Hartford
COUNTY OF HARTFORD  )

     The foregoing instrument was acknowledged before me this 28th day of February, 1995, by John D. Behan, the Vice President of Shawmut Bank Connecticut, N.A., a national banking association on behalf of the banking association.


     _____________________________________
                              David H. Flynn
                              Commissioner of Superior Court

                                  EXHIBIT "A"
                                  -----------
                 TO FIFTH AMENDED AND RESTATED REVOLVING LOAN,
                 ---------------------------------------------
               TERM LOAN, EQUIPMENT LOAN AND SECURITY AGREEMENT
               ------------------------------------------------


                          OTHER TERMS AND CONDITIONS
                          --------------------------


1.   USE OF PROCEEDS. The proceeds of the Revolving Loan shall be used by the
     ---------------
     Borrower for its working capital needs and, together with the proceeds of the Equipment Line of Credit II, for the acquisition of new Equipment. The proceeds of the Equipment Line of Credit II shall be used by the Borrower only for the acquisition of new Equipment as provided for in the Loan Agreement.

2.   LIFE INSURANCE. The Borrower shall maintain at all times a key-man life
     --------------
     insurance policy on the life of Robert Whitty in an amount not less than ONE MILLION DOLLARS ($1,000,000), which policy shall be assigned to the Lender in substantially the form of EXHIBIT "E" annexed hereto.

3.   MORTGAGE. As further security for payment and performance of the
     --------
     Obligations, the Borrower has delivered to the Lender a valid and enforceable mortgage on real estate known as 1790 New Britain Avenue, Farmington, Connecticut (the "PROPERTY"), such mortgage to be in substantially the form of EXHIBIT "F" annexed hereto, as modified this date, subject only to a certain Mortgage from the Borrower to the Lender dated October 3, 1985 and recorded on October 4, 1985 in Volume 320 at Page 887 of the Farmington Land Records, as modified, and a certain Mortgage from the Borrower to the Lender dated January 6, 1986 and recorded on January 7, 1986 in Volume 325 at Page 177 of the Farmington Land Records, as modified.

4.   LENDER'S AUDIT FEE. The Borrower agrees to pay to the Lender, upon
     ------------------
     demand, an audit fee (the "AUDIT FEE") of FIVE HUNDRED DOLLARS ($500.00) per man day. So long as no Event of Default has occurred under this Loan Agreement, the Borrower shall not be required to pay the Lender more than ONE THOUSAND DOLLARS ($1,000.00) in Audit Fees in any given calendar year. In addition to the Audit Fee, the Borrower shall reimburse the Lender, upon demand, for any reasonable travel expenses incurred by the Lender. It is expected that the Lender may conduct on-site audits of the Borrower as frequently as every quarter.

 5.  LIENS AND ENCUMBRANCES.  The Collateral may be subject to the following
     ----------------------
     liens and encumbrances:

     a. UCC-1 Financing Statement naming EDAC Technologies and Gros-Ite Industries as debtor and Aerocraft Corporation as secured party, dated September 21, 1987 and filed with the Connecticut Secretary of State as filing #726633, covering one (1) Shizuoka B-5V Vertical Milling Machine (Serial #64041).

     b. UCC-1 Financing Statement naming EDAC Technologies Corporation as lessee and Center Capital Corporation as lessor, dated January 24, 1989 and filed with the Connecticut Secretary of State as filing #806564, covering one (1) Mori Seiki MH80 Horizontal Machining Center; which was assigned to New England Capital Corporation by a UCC-1 Financing Statement dated March 21, 1989 and filed with the Connecticut Secretary of State as filing #815490.

     c. UCC-1 Financing Statement naming Gros-Ite Industries Div. EDAC Technologies Corporation as lessee and SNET Credit, Inc. as lessor, dated June 27, 1989 and filed with the Connecticut Secretary of State as filing #832023, covering one (1) AT&T 25 System.

     NOTE: As to the interests listed above, the listing thereof in this Loan Agreement shall not, in any manner whatsoever, be deemed to be an acknowledgement by the Lender as to the perfection, priority, validity or enforceability thereof.

7.   LOCATION OF COLLATERAL. The Collateral shall be held at 1790, 1798 and 1838
     ----------------------
     New Britain Avenue, Farmington, Connecticut. The Borrower shall immediately furnish written notification to the Lender of any change or addition of location of any place of the Borrower's business or location at which any assets of the Borrower are located or stored.

8.   TRADE NAMES. The Borrower presently conducts its business under the
     -----------
     following trade names:

     a.   Gros-Ite Industries
     b.   American Research
     c.   Gros-Ite Spindle

     The Borrower shall immediately furnish written notification to the Lender of any change of corporate name of the Borrower or the use of any trade name.

9.   ACCOUNTING TERMS. All accounting terms not specifically defined in this
     ----------------
     Loan Agreement shall be construed in accordance with generally accepted accounting principles and all financial data submitted pursuant to this Loan Agreement shall be prepared in accordance with such principles.

10.  DEBT SERVICE RATIO. The Borrower shall maintain as of the end of each
     ------------------
     calendar quarter a ratio of [(earnings before interest, taxes and depreciation allowance) minus (taxes paid) minus (unfunded Capital
                             -----              -----
     Expenditures)] to [(current maturities of long-term debt ("CMLTD") ) plus
                                                                          ----
     (interest)] of not less than 1.25 to 1.0. CMLTD shall be based solely on that portion of the calendar year which has elapsed.

11.  CAPITAL EXPENDITURES LIMITATION. The Borrower will not make in any one
     -------------------------------
     fiscal year, directly or indirectly, capital expenditures for the purchase, fabrication, creation or lease of fixed assets, including rentals on leased items, but excluding the capital expenditures associated with the construction of the proposed 20,000 square foot building, in excess of an aggregate of ONE MILLION TWO HUNDRED THOUSAND DOLLARS ($1,200,000.00) (noncumulative). For purposes of this paragraph, the word "EXPENDITURES" shall refer to:

     a. in the event of a purchase, the entire purchase price of the fixed asset; or

     b.   in the case of a lease, the entire rental for the term.

12.  CURRENT RATIO. The Borrower shall maintain as of the end of each calendar
     -------------
     quarter a ratio of current assets to current liabilities of not less than
     1.2 to 1.0.

13.  DEBT TO WORTH RATIO. The Borrower's ratio of Total Debt to Tangible Net
     -------------------
     Worth shall not exceed 2.5 to 1.0 as of the end of each calendar quarter. For the purposes of this paragraph, "TOTAL DEBT" shall mean all of the Borrower's liabilities as set forth on its balance sheet, including without limitation, all bank debt, subordinated debt and capital and operating leases. For the purposes of this paragraph, the term "TANGIBLE NET WORTH" shall mean [total assets] less [total liabilities plus subordinated debt],
                               ----                    ----
     excluding from the determination of total assets (i) all assets which would be classified as intangible assets, including, without limitation, goodwill, patents, trademarks, trade names, copyrights and franchises, (ii) any amounts due to the

     Borrower from any affiliates, employees, officers or stockholders and (iii) increases caused by a write-up of assets of the Borrower.
14.  MINIMUM TANGIBLE NET WORTH. The Borrower will maintain a minimum tangible
     --------------------------
     net worth at the end of each calendar quarter as indicated below:

     Calendar Quarter                   Minimum     Tangible     Net
     ----------------                   ----------------------------
Worth
-----
     3/31/95                            $6,200,000
     6/30/95                            $6,200,000
     9/30/95                            $6,200,000
     12/31/95                           $6,300,000

15.  SALARY RESTRICTIONS. The Borrower shall not, without the prior written
     -------------------
     consent of the Lender, pay salaries, bonuses or otherwise directly or indirectly compensate F. Moskey, G. Smith or G. Purple in excess of the yearly compensation in effect as of December 31, 1994, provided however, that such yearly compensation may be increased by up to ten percent (10%) per annum, commencing December 31, 1995.

16.  DISPOSITION OF OBSOLETE EQUIPMENT. Notwithstanding anything to the
     ---------------------------------
     contrary contained in this Loan Agreement, the Borrower may sell, exchange or otherwise dispose of obsolete equipment, without the prior consent of the Lender, if:

     a. the net proceeds from the disposition of the obsolete equipment is used to acquire new equipment or is delivered to the Lender to reduce the Obligations;

     b. any new equipment acquired with the net proceeds from the disposition of the obsolete equipment is subject to the first priority security interest of the Lender;

     c.   the fair market value of the obsolete equipment:

          (i) is less than TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), or

          (ii) if more than TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00), then only, if the difference in fair market value of new equipment and the obsolete equipment is less than TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00);

     d. the disposition of the obsolete equipment is not part of the disposition of a substantial part of the equipment owned by the Borrower; and

     e.   no Event of Default has occurred.

17.  INSURANCE PROCEEDS. So long as no Event of Default has occurred under this
     ------------------
     Loan Agreement, and notwithstanding anything to the contrary herein, insurance proceeds not exceeding TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) per occurrence will be returned by the Lender to the Borrower for the purpose of replacement of the Collateral.

18.  PURCHASE MONEY SECURITY INTEREST. Notwithstanding anything to the contrary
     --------------------------------
     contained in this Loan Agreement, the Borrower may grant a purchase money security interest on any equipment hereafter acquired, without the prior consent of the Lender, if:

     a. the equipment subject to the purchase money security interest is acquired by the Borrower in the ordinary course of business;

     b. the purchase money security interest on any such equipment is created contemporaneously with such acquisition;

     c. the obligations secured by the purchase money security interest does not exceed seventy five percent (75%) of the lesser of cost or fair market value as of the time of acquisition of the equipment covered thereby by the Borrower or if the obligations are to be paid in full no more than one hundred eighty (180) days after the granting of said purchase money security interest;

     d. the purchase money security interest shall attach only to the equipment so acquired;

     e.   the expenditure is permitted under PARAGRAPH 11 of this EXHIBIT A; and

     f.   no Event of Default has occurred.

19.  MAINTENANCE OF DEPOSITORY ACCOUNTS. The Borrower shall maintain all of its
     ----------------------------------
     depository checking accounts with the Lender and shall pay all associated bank fees for maintenance and service of those accounts.

20.  APPRAISALS. The Borrower agrees to pay to the Lender, upon demand, for all
     ----------
     costs and fees associated with separate appraisals of the Property and the Collateral to be conducted once per calendar year. The Lender may conduct additional appraisals of the Property and/or the Collateral at its own expense. The Borrower agrees to cooperate in all respects with the Lender or its representatives in connection with the performance and/or completion of said appraisals.